Exhibit 99.2

Third Quarter 2014 Financial Results Conference Call November 6, 2014 1 Moving Forward

SAFE HARBOR STATEMENT Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", “seek”, "could", "estimate", "expect", "intend", "may", "should", "will" and "would". These forward-looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, expected earnings and plans with respect to the game-based learning company. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended September 30, 2014 as filed with the SEC and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. 2 Moving Forward

THIRD QUARTER 2014 HIGHLIGHTS CONTINUED EXECUTION OF STRATEGIC PLAN In the third quarter of 2014, APUS continued to be challenged by year-over-year declines in net course registrations by students using Tuition Assistance and Federal Student Aid. However, net course registrations by new students using GI Bill/Veteran benefits increased by +17%, compared to the prior year period. Net course registrations by new students using cash and other sources increased by +14%, compared to the prior year period. New student enrollment at Hondros College of Nursing increased 6%, compared to the prior year period. Pay Type YTD 2014 Growth (y/y) VA +9% Military/TA -8% FSA/Title IV -6% Cash & Other -4% For nine months ending September 30, 2014 APUS Net Course Registrations by Primary Funding Source Cash & Other 12% FSA/Title IV 35% Military/TA 35% VA 18% 3 Moving Forward

ACADEMIC QUALITY & INNOVATION
ADVANCES STRATEGIC GOALS

APEI Strategic Goals:

- Expand Academic Excellence
- Build Strategic Relationships
- Increase Programmatic Diversification
- Develop Innovative Processes
- Advance Learning Technologies
- Enter New Markets & Segments

APEI's Foundation of Excellence:



Success
Quality
Value
APEI
Innovation
Affordability
Access

Recent Developments:

✓ APUS faculty/staff honored with a **fourth Online Learning Consortium (formerly Sloan-C) Effective Practice Award**.

✓ Launched additional intervention and student service **initiatives to improve persistence** in high enrollment courses.

✓ **APU to host a second MOOC** on American Government (POLS210) in the first quarter of 2015.

✓ APUS approved by HLC to **launch a new dual master's degree** in Homeland Security and Emergency & Disaster Management in 2015.

4 *Moving Forward*

apei

FINANCIAL RESULTS SUMMARY THIRD QUARTER 2014 Revenues increased 4% to $84.7 million, compared to the prior year period. Income from operations before interest income and income taxes was $14.6 million, compared to $17.5 million in the prior year period. Overall operating margins declined in the third quarter of 2014: Instructional costs as a percentage of revenue increased to 36.2%, compared to 34.4% in the prior year period. Selling and promotional expenses increased as a percent of revenue to 21.2%, compared to 19.6% in the prior year period. General and administrative expenses as a percentage of revenues increased to 20.6% compared to 20.4% in the prior period. Bad debt expense as percent of revenue increased to 5.1%, compared to 4.1% in the prior year period. Net income decreased to $8.8 million or approximately $0.51 per diluted share, compared to the prior year period. Cash and cash equivalents decreased to $108.6 million with no long-term debt. On November 1, 2013, APEI acquired National Education Seminars, Inc. (referred to as Hondros College of Nursing), therefore the consolidated results for periods prior to November 1, 2013 do not include any results from the Hondros College of Nursing segment. 5 Moving Forward

FOURTH QUARTER 2014 FINANCIAL AND OPERATIONAL OUTLOOK The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Approximate Change (y/y) APUS Net course registrations by new students +0% to +2% APUS Net course registrations +6% to +8% HCON New student enrollment Approx. +16% Total revenue growth +7% to +9% Total net income per diluted share $0.50 to $0.54 Fourth Quarter 2014 6 Moving Forward

Third Quarter 2014 Financial Results Conference Call November 6, 2014

APPENDIX I. EXPENSE RATIOS The table below includes a summary of expenses as a percent of revenue for our operating segments: 8 Moving Forward     20142013  2014201320142013    Revenues 100%100%100%NA100%100%Costs and expenses: Instructional costs and services 33.3%34.4%65.3%NA36.2%34.4% Selling and promotional 22.6%19.6%6.9%NA21.2%19.6% General and administrative 21.2%20.4%14.3%NA20.6%20.4% Depreciation and amortization4.8%4.2%4.5%NA4.8%4.2%   Total costs and expenses 81.9%78.6%91.0%NA82.8%78.6%HCON SEGMENT(Unaudited)APEI CONSOLIDATED September 30,APEI SEGMENT(Unaudited)(Unaudited)On November 1, 2013, APEI acquired National Education Seminars, Inc. (referred to as Hondros College of Nursing), therefore the consolidated results for periods prior to November 1, 2013 do not include any results from the Hondros College of Nursing segment.